Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints John A. Martell and James M. Lewis, and each of them, his attorney-in-fact, for him in any and all capacities, to sign any and all amendments to the registration statement on Form S-1 of MISCOR Group, Ltd. filed with the Securities and Exchange Commission (including post-effective amendments and abbreviated registration statements), and any and all registration statements filed pursuant to Rule 462 or Rule 429 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of common stock of MISCOR Group, Ltd., and to file or cause to be filed the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

/s/ Richard J. Mullin
Richard J. Mullin

STATE OF INDIANA	)
	)	SS:
COUNTY OF ST. JOSEPH	)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Richard J. Mullin, and acknowledged the execution of the above and foregoing Power of Attorney.

In Witness Whereof, I do hereby set my hand and notarial seal as of the 24th day of October, 2005.

/s/ Debra L. Beery
My Commission Expires: 1-06-2011	Notary Public residing in St. Joseph County, Indiana
Printed Name: Debra L. Beery